AMENDED AND RESTATED CONSULTING AGREEMENT
                                     BETWEEN
                              HC INNOVATIONS, INC.
                                       AND
                      STRATEGIC GROWTH INTERNATIONAL, INC.


THIS CONSULTING AGREEMENT (THE "AGREEMENT") IS MADE AND ENTERED INTO AS OF THE DATE SET OUT BELOW BY AND BETWEEN HC INNOVATIONS, INC., A DELAWARE CORPORATION (THE "COMPANY") AND STRATEGIC GROWTH INTERNATIONAL, INC.,
A DELAWARE CORPORATION ("SGI").

                                     WHEREAS

         WHEREAS, the Company and SGI have entered into that certain Consulting Agreement, dated July 1, 2005 ("2005 Agreement"), a copy of which is attached hereto as Exhibit A;

         WHEREAS, pursuant to the terms and conditions of the 2005 Agreement, the Company issued shares of its Common Stock in consideration for services rendered as provided therein (the "SGI Stock");

         WHEREAS, the Company desires to engage SGI in connection with consulting with the Company with a certain financing and SGI desires to accept such engagement, all on the terms and conditions hereinafter set forth; and

         WHEREAS, the Company and SGI wish to amend and restate the 2005 Agreement as provided herein to provide for the terms and conditions of the new engagement

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

I.       DUTIES

1. SGI will assist the Company in determining a strategy to raise funds in the aggregate amount of $1,000,000 ("Offering Amount") through a private placement of debt, equity or convertible securities (the "Offering"). It is agreed that any such Offering shall be conducted pursuant to Regulation D of the Securities Act of 1933, as amended.

2. SGI will conduct and attend meetings with the professional financial community to discuss the feasibility of any Offering and shall solicit interest



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         in assisting THE COMPANY to meet these financing goals.

3. SGI will assist the Company with presentations in connection with any such Offering, including the preparation of power points, website content and other information that provides general information about the Company to the financial community.

4. SGI will advise THE COMPANY regarding the structure of any resulting transactions.

II.  RELATIONSHIP AMONG THE PARTIES

SGI acknowledges that it is not an officer, director or agent of the Company, it is not, and will not, be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action. The Company represents that SGI does not have, through stock ownership or otherwise, the power to control the Company, nor to exercise any dominating influence over its management.

SGI understands and acknowledges that this Agreement shall not create or imply any agency relationship among the parties, and SGI will not commit the Company in any manner except when a commitment has been specifically authorized in writing by the Company. The Company and SGI agree that the relationship among the parties shall be that of independent contractor. SGI agrees that its employees and subcontractors will be bound by the terms herein.

III. COMPENSATION

Unless sooner terminated as provided herein, the Company shall pay to SGI a cash consulting fee of 10% of the gross proceeds (excluding the $50,000 below) raised for the Offering. In the event that the Company raises less than the Offering Amount, the Company shall pay to SGI a pro rata portion of such fee adjusted to reflect the amount actually sold in the Offering. The Company shall pay such fee simultaneously with any closings of the Offering or as soon as practicable thereafter.

The Company additionally agrees to pay SGI an initial retainer of $50,000 for services pursuant to this Agreement. SGI agrees to receive such fee from the gross proceeds of any offering raised.

The Company agrees to revise the lock-up provision pursuant to Section IV of the 2005 Agreement to the following.

IV.  RESTRICTIONS ON SGI STOCK/LOCK-UP

The SGI Principals each agree that prior to June 9, 2007 they will not, without the prior written consent of the Company, sell assign, hypothocate, pledge, transfer, or otherwise dispose of, directly or indirectly, any of their respective SGI Stock. In the event that the SGI Stock is included in a Registration Statement that is declared effective by the Securities and Exchange Commission prior to June 9, 2007, each of the SGI Principals agree that any and all sales of the SGI Stock shall be restricted by new a



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lock-up as required by the Company. Furthermore, the SGI Principals agree that
(i) all certificates representing the SGI Stock received shall be endorsed with an appropriate restrictive legend setting forth the restriction on transfer as provided herein, (ii) in event that the SGI Stock becomes registered, stop orders shall be placed by the Company's transfer agent against the certificates representing the SGI Stock, and (iii) the Company and the Company's transfer agent shall decline to effectuate the transfer and re-registration of any shares of SGI Stock transferred in violation of this Agreement.

The Company agrees to exchange the existing certificates reflecting the legend above.


V. OUT OF POCKET EXPENSES

THE COMPANY will reimburse SGI for all reasonable out of pocket disbursements, including travel expenses, made in the performance of its duties under the agreement; provided, however, that SGI must receive prior written approval from the Company for any out of pocket expenses that exceed $500. Items, such as luncheons with the professional community, graphic design and printing, postage, long distance telephone calls, etc., will be billed as expenses are incurred.

VI. LIABILITY

THE COMPANY agrees to indemnify and hold harmless from and against any and all losses, claims, damages, expenses or liabilities which SGI may incur based upon information, representations, reports or data furnished by THE COMPANY to the extent that such material is furnished, prepared or approved by THE COMPANY for use by SGI; provided, however, the Company shall not be liable for any gross negligence or willful misconduct on the part of SGI.

VII. TERMINATION UNDER CERTAIN CIRCUMSTANCES
If SGI shall fail, for a period of more than thirty (30) consecutive days, or for thirty (30) days within any sixty (60) day period, to perform any of SGI's duties under this Agreement, Company may, at its option, upon notice to SGI, terminate SGI's engagement effective on the date of that notice.

If SGI shall breach or violate any of the provisions of this Agreement, or fail to perform in a manner reasonably satisfactory to Company any of the duties required of SGI and such breach, violation or failure shall continue for a period of ten (10) days after Company shall have given SGI written notice specifying the nature thereof in reasonable detail, Company may, at its option, upon notice to SGI, terminate SGI's engagement effective on the date of that notice.

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VIII. CONFIDENTIAL INFORMATION
SGI shall maintain in strict secrecy all Confidential Information (as defined below) obtained by SGI in the course of SGI's engagement, and SGI shall not, unless first authorized in writing by Company, disclose to, or use for SGI's benefit or for the benefit of any person, firm or entity at any time either during or subsequent to the term of SGI's engagement, any Confidential Information, except as required in the performance of SGI's duties on behalf of Company. For purposes hereof, "Confidential Information" means all material information about the Company's business disclosed to the SGI or known by SGI as a consequence of or through his service to the Company (including information conceived, originated, discovered or developed by SGI) after the date hereof, and not generally known.

IX. COVENANT NOT TO COMPETE
During the term of this Agreement, SGI warrants, represents and agrees that it will not directly participate in the information developed for and by the Company, and will not compete directly with the Company in the Company's primary industry or related fields.

X. RETURN OF BOOKS AND PAPERS

Upon the termination of SGI's engagement with Company for any reason, SGI shall deliver promptly to Company all written or printed materials which are the property of Company (and any copies of them); and all other materials which may contain Confidential Information relating to the business of Company, which SGI may then have in his possession whether prepared by SGI or not.

XI. EQUITABLE RELIEF

In the event a violation of any of the restrictions contained in this paragraph is established, Company shall be entitled to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which Company may be entitled.

XII. TERM

The term of this Agreement shall be for six months commencing on the date set out below and ending on March 25, 2007.

XIII. BINDING NATURE OF AGREEMENT

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns except that no party may assign or transfer such party's rights or obligations under this Agreement without the prior written consent of the other party.

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XIV. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.


XV. ENTIRE AGREEMENT

This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

XVI.     EXECUTION IN COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set out below


HC INNOVATIONS, INC.


BY:  /s/ Jeffrey Zwicker            DATE:   SEPTEMBER 22, 2006
------------------------



STRATEGIC GROWTH INTERNATIONAL, INC.


BY:  Strategic Growth International, Inc.            DATE:    SEPTEMBER 22, 2006
-------------------------------------------

SGI PRINCIPALS:


/s/ Stanley Altschuler
Stanley Altschuler

/s/ Richard Cooper
Richard Cooper





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